                                                                 EXHIBIT (A)(7)

                              RUBY TUESDAY, INC.
                       OFFER TO PURCHASE FOR CASH UP TO
                     1,000,000 SHARES OF ITS COMMON STOCK
                  AT A PURCHASE PRICE NOT IN EXCESS OF $22.00
                        NOR LESS THAN $20.00 PER SHARE

          THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT
                5:00 P.M., NEW YORK CITY TIME, ON JUNE 2, 1997
                         UNLESS THE OFFER IS EXTENDED.

To the participants in the Ruby Tuesday, Inc. Salary Deferral Plan (the
"Plan"):

  Enclosed for your consideration are the Offer to Purchase, dated May 2, 1997, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by Ruby Tuesday, Inc., a Georgia corporation (the "Company"), to purchase up to 1,000,000 shares of its Common Stock, $0.01 par value per share (the "Common Stock"), including the associated rights to purchase Series A Junior Participating Preferred Stock (the "Rights") pursuant to the Rights Agreement between the Company and AmSouth Bank of Alabama (together, the Common Stock and the Rights are referred to as the "Shares"), at a price (in multiples of $.125), not in excess of $22.00 nor less than $20.00 per Share, as specified by tendering shareholders, upon the terms and conditions set forth in the Offer.

  PRICE PER SHARE. The Company will determine the single price per Share (not in excess of $22.00 nor less than $20.00 per Share) that it will pay for Shares properly tendered pursuant to the Offer (the "Purchase Price"), taking into account the number of Shares so tendered and the prices specified by tendering shareholders. The Company will purchase up to 1,000,000 Shares (or such lesser number of Shares as are properly tendered at or below the Purchase Price). All Shares properly tendered at prices at or below the Purchase Price and not withdrawn will be purchased at the Purchase Price, net to the Seller in cash, upon the terms and subject to the conditions of the Offer, including the proration terms thereof. The Company will return all other Shares, including Shares tendered at prices greater than the Purchase Price and Shares not purchased because of proration or conditional tenders. See Section 1 of the Offer to Purchase.

  PRIORITY OF PURCHASE OF SHARES. As described in Section 1 of the Offer to Purchase, if more than 1,000,000 Shares have been validly tendered at prices at or below the Purchase Price and not withdrawn on or prior to the Expiration Date (as defined in the Offer to Purchase), the Company will purchase properly tendered Shares in the following order of priority:

  (1) First, all Shares properly tendered at or below the Purchase Price by the Expiration Date, by any shareholder who, on the date of tender, beneficially owns an aggregate of fewer than 100 Shares and who:

    (a) properly tenders all Shares beneficially owned by such shareholder at or below the Purchase Price (partial tenders and conditional tenders will not qualify for this preference); and

    (b) instructs us to complete the box captioned "Odd Lots" on the Letter of Transmittal;

  (2) Second, after the purchase of all the foregoing Shares, all other Shares properly and unconditionally tendered at or below the Purchase Price by the Expiration Date on a pro rata basis (with adjustments to avoid the purchase of fractional Shares); and

  (3) Third, after the purchase of all the foregoing Shares, all Shares conditionally tendered at or below the Purchase Price by the Expiration Date selected by lot as is more fully described in the Offer to Purchase.

  SHARES HELD IN THE PLAN. As Trustee of the Plan, we are the owner of record of the Shares held for your account in the Plan. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information; however, you cannot use it to tender Shares we hold in your account under the Plan. As discussed below, the Letter of Transmittal may be used for Shares you hold separately from those Shares in your account under the Plan.

  WE CALL YOUR ATTENTION TO THE FOLLOWING:

  1. You may tender Shares at prices (in multiples of $.125) not in excess of $22.00 nor less than $20.00 per Share as indicated in the attached Instruction Form.

  2. You may tender your Shares conditioned upon the Company's purchasing all or a minimum number of your Shares.

  3. The Offer is not conditioned on any minimum number of Shares being tendered pursuant to the Offer. The Offer is, however, subject to certain conditions. See Section 5 of the Offer to Purchase.

  4. The Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on June 2, 1997, unless the Company extends the Offer.

  5. The Offer is for up to 1,000,000 Shares, constituting approximately 5.7% of the Shares outstanding as of April 28, 1997.

  6. Tendering shareholders will not be obligated to pay any brokerage commissions, solicitation fees or, subject to Instruction 7 of the Letter of Transmittal, stock transfer taxes on the Company's purchase of Shares pursuant to the Offer.

  7. If you beneficially held, on the date of tender, an aggregate of fewer than 100 Shares and you instruct us to tender on your behalf all such Shares at or below the Purchase Price before the expiration of the Offer and complete the box captioned "Odd Lots" in the attached Instruction Form, the Company will accept all such Shares for purchase before proration, if any, of the purchase of other Shares validly tendered at or below the Purchase Price.

  8. If you are the beneficial owner of Shares that you do not want to be subject to proration, if any, if purchased pursuant to the Offer, you may direct us to tender such Shares on your behalf subject to the condition that at least a designated minimum or none of the Shares be purchased, by completing the box captioned "Conditional Tenders." It is the beneficial owner's responsibility to determine the minimum number of Shares to be tendered.

  9. If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept.

  TENDERING YOUR SHARES IN THE PLAN. If you wish to have us tender any or all of your Shares in the Plan, please so instruct us by completing, executing, detaching, and returning to us the attached Instruction Form(s). An envelope to return your Instruction Form(s) is enclosed. If you authorize us to tender your Shares in the Plan, we will tender such Shares unless you specify otherwise on the attached Instruction Form. We will aggregate all such tenders and execute the requisite number of Letters of Transmittal on behalf of all beneficiaries.

  DELIVERY OF A LETTER OF TRANSMITTAL BY A SHAREHOLDER OF PLAN SHARES DOES NOT CONSTITUTE PROPER TENDER OF PLAN SHARES. PROPER TENDER OF PLAN SHARES CAN ONLY BE MADE BY THE TRUSTEE, WHO IS THE RECORD OWNER OF SUCH SHARES.

  YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION DATE OF THE OFFER. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 2, 1997, UNLESS EXTENDED.
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  KEEPING YOUR SHARES IN THE PLAN. If you do not wish to tender your Shares held in the Plan, you do not need to take any action.

  TENDERING SHARES NOT HELD IN THE PLAN. If you desire to tender Shares, other than Plan Shares, you must properly complete and duly execute a Letter of Transmittal for such Shares and deliver such Letter of Transmittal to the Depositary. THE TRUSTEE CANNOT INCLUDE NON-PLAN SHARES IN ITS LETTERS OF TRANSMITTAL.

  THE COMPANY IS NOT MAKING THE OFFER TO, NOR WILL ACCEPT TENDERS FROM OR ON BEHALF OF, OWNERS OF SHARES IN ANY JURISDICTION IN WHICH THE OFFER OR ITS ACCEPTANCE WOULD VIOLATE THE SECURITIES, BLUE SKY OR OTHER LAWS OF SUCH JURISDICTION. IN ANY JURISDICTION THE SECURITIES OR BLUE SKY LAWS OF WHICH REQUIRE THE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER IS BEING MADE ON THE COMPANY'S BEHALF BY A REGISTERED BROKER OR DEALER LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

                                          AmSouth Bank of Alabama

                                          Trustee, Ruby Tuesday, Inc. Salary
                                           Deferral Plan

                              RUBY TUESDAY, INC.
                             SALARY DEFERRAL PLAN

                               INSTRUCTION FORM

                       WITH RESPECT TO OFFER TO PURCHASE
                FOR CASH UP TO 1,000,000 SHARES OF COMMON STOCK
               OF RUBY TUESDAY, INC. AT A PURCHASE PRICE NOT IN
                EXCESS OF $22.00 NOR LESS THAN $20.00 PER SHARE

  BEFORE COMPLETING THIS FORM, PLEASE READ CAREFULLY THE ACCOMPANYING OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL AND ALL OTHER ENCLOSED MATERIALS.

To:           AmSouth Bank of Alabama, Trustee
              1901 Sixth Avenue North
              Fourth Floor
              Birmingham, Alabama 35203

From:         _____________________    Social Security Number:_________________
              Plan Participant

Participant's
Address:      _____________________
              _____________________
              _____________________

  The undersigned acknowledges receipt of your letter, and the enclosed Offer to Purchase, dated May 2, 1997, and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the offer by Ruby Tuesday, Inc., a Georgia corporation (the "Company"), to purchase for cash up to 1,000,000 shares of its common stock, $0.01 par value per share (the "Common Stock"), including the associated rights to purchase Series A Junior Participating Preferred Stock (the "Rights") pursuant to the Rights Agreement between the Company and AmSouth Bank of Alabama (together, the Common Stock and the Rights are referred to as the "Shares") at a price (in multiples of $.125), not in excess of $22.00 nor less than $20.00 per Share, on terms and subject to conditions of the Offer.

  The Company will determine a single per Share price (not in excess of $22.00 nor less than $20.00 per Share) that it will pay for the Shares properly tendered pursuant to the Offer (the "Purchase Price"), taking into account the number of Shares so tendered and the prices specified by tendering shareholders. The Company will purchase up to 1,000,000 Shares (or such lesser number of Shares as are properly tendered at or below the Purchase Price) pursuant to the Offer.

  I hereby instruct AmSouth Bank of Alabama, as Trustee of the Ruby Tuesday, Inc. Salary Deferral Plan (the "Plan"), to tender to the Company, in accordance with the terms and subject to the conditions set forth in the Offer to Purchase, dated May 2, 1997, and the related Letter of Transmittal, a copy of which I have received and read, the indicated number of Shares or, if no number is indicated, all Shares for the account of the undersigned, of the Company's Common Stock, par value $0.01 per share, allocated to my Plan account at a price per Share indicated below, and subject to the condition, if any, indicated in the box marked "Conditional Tender," below upon the terms of the Offer. The Company will return Shares tendered at prices greater than the Purchase Price, any Shares not purchased because of proration and any Shares not purchased because they were conditionally tendered.

                Aggregate number of Shares to be tendered:/1//

                        PRICE (IN DOLLARS) PER SHARE AT
                        WHICH SHARES ARE BEING TENDERED

                               CHECK ONLY ONE BOX

                       [_]  $20.00            [_]  $21.125
                       [_]  $20.125           [_]  $21.25
                       [_]  $20.25            [_]  $21.375
                       [_]  $20.375           [_]  $21.50
                       [_]  $20.50            [_]  $21.625
                       [_]  $20.625           [_]  $21.75
                       [_]  $20.75            [_]  $21.875
                       [_]  $20.875           [_]  $22.00
                       [_]  $21.00

    [_]  CONDITIONAL TENDER                   [_]  ODD LOTS

    UNLESS THIS BOX HAS BEEN                  By checking this box, the
    COMPLETED AND A MINIMUM                   undersigned represents
    SPECIFIED, THE TENDER WILL                that the undersigned, on
    BE DEEMED UNCONDITIONAL (SEE              the date of tender,
    SECTIONS 1 AND 2 OF THE                   beneficially owns an
    OFFER TO PURCHASE) Minimum                aggregate of fewer than
    number of Shares that must                100 Shares and is
    be purchased if any are                   instructing the holder to
    purchased:Shares                          tender all such Shares.

                                 SIGNATURE BOX

Signature ______________________________________________________________________

--------
/1/Unless/otherwise indicated, it will be assumed that all of the Shares held for the account of the undersigned are to be tendered.

Dated __________________________________________________________________________

Name and Address (Please Print) ________________________________________________

Area Code and Telephone Number _________________________________________________

Social Security Number _________________________________________________________